UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012 (September 24, 2012)

GRAY TELEVISION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	001-13796	58-0285030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA

30319

(Address of Principal Executive Office)

Registrant’s telephone number, including area code (404) 504 - 9828

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 24, 2012, Gray Television, Inc. (the “Company”) issued a press release announcing the pricing of its previously announced offering of senior notes due 2020 (the “Notes”), which offering is being made pursuant to an exemption from the registration requirements under the Securities Act of 1933. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Also on September 24, 2012, the Company issued a press release announcing an increase in the size of its previously announced cash tender offer (the “Tender Offer”) for a portion of its outstanding 10 1/2% senior secured second lien notes due 2015 (the “2015 notes”). A copy of the press release is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

The Company intends to use the net proceeds from the offering of Notes to (i) repurchase for cash up to $268.5 million of the 2015 notes pursuant to the Tender Offer, or, in certain circumstances, for other purposes, and (ii) pay related fees and expenses. The consummation of the offering of Notes is conditioned upon customary closing conditions.

The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press release dated September 24, 2012 relating to the offering of Notes.

99.2	Press release dated September 24, 2012 relating to the Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

Date: September 24, 2012	By:	/s/ James C. Ryan
James C. Ryan Chief Financial Officer and Senior Vice President

EXHIBIT INDEX

Number	Exhibit

99.1	Press release dated September 24, 2012 relating to the offering of Notes.

99.2	Press release dated September 24, 2012 relating to the Tender Offer.